UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Executive Square, Suite 650

La Jolla, CA 92037

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Termination of a Material Definitive Agreement.

On November 8, 2013, MediciNova, Inc. (the “Company”) gave notice of termination of the Confidential Consulting Agreement dated September 1, 2011 by and between the Company and FLG Partners, LLC, pursuant to which Michael J. Gennaro was appointed to serve as the Company’s Chief Financial Officer. Concurrently with the notice of termination, Mr. Gennaro no longer serves as the Company’s principal financial officer and principal accounting officer.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to Item 1.01 above. Effective November 11, 2013, the Company retained the accounting services firm of Mead van den Boom & Associates to replace Mr. Gennaro and FLG Partners, LLC in its financial reporting oversight role. During a transition period, Yuichi Iwaki, M.D., Ph.D., President and Chief Executive Officer of the Company, will also serve as the Company’s Acting Chief Financial Officer and its principal financial officer and principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

Dated: November 12, 2013	By:	/s/ Yuichi Iwaki
Yuichi Iwaki, M.D., Ph.D.
President and Chief Executive Officer

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